                                                                 EXHIBIT 8(f)(2)

                              AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT


         THIS AGREEMENT is made by and between Founders Funds, Inc., a Maryland corporation, on behalf of its Founders Growth Fund series and such other funds or portfolios of series-type mutual funds set forth on Schedule A attached hereto as amended from time to time, ("FUND"), Premier Mutual Fund Services, Inc. ("DISTRIBUTOR"), Founders Asset Management, LLC ("ADVISER"), and The Variable Annuity Life Insurance Company ("VALIC"), a life insurance company organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account set forth on Schedule B hereto as amended from time to time (each such account hereinafter referred to as "ACCOUNT").

         WHEREAS, FUND is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 (the "1940 Act") as an open-end, diversified, management investment company; and

         WHEREAS, FUND shares are issued to the general public and to the separate accounts of insurance companies ("Participating Insurance Companies") to fund variable insurance products and certain qualified pension and retirement plans; and

         WHEREAS, DISTRIBUTOR is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and any applicable state securities law; and

         WHEREAS, ADVISER is registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law, and as a transfer agent under the 1934 Act; and

         WHEREAS, VALIC has established ACCOUNT to offer variable contracts (the "Contracts") and is desirous of having FUND as one of the underlying funding vehicles for the Contracts; and

         WHEREAS, FUND, DISTRIBUTOR and ADVISER know of no reason why FUND shares may not be sold to Participating Insurance Companies to fund variable insurance products and qualified pension and retirement plans; and

         WHEREAS, VALIC intends to purchase shares of other open-end, management investment companies that offer shares to the general public to fund the Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, VALIC intends to purchase shares of FUND to fund the Contracts and FUND is or will be authorized to sell such shares to VALIC at net asset value;

         WHEREAS, VALIC and affiliates of VALIC will provide subcustodian, record keeping, account maintenance and/or other administrative services for Contract owners and participants, employee benefit plans and participants, and other investors;



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         NOW, THEREFORE, in consideration of their mutual promises, VALIC, FUND,
DISTRIBUTOR and ADVISER agree as follows:

         1. FUND and DISTRIBUTOR agree to make FUND shares available for purchase by VALIC and ACCOUNT at the applicable net asset value per share on those days on which FUND calculates its net asset value pursuant to SEC rules. FUND shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the FUND or DISTRIBUTOR, as the Fund's designee may refuse to sell shares to any person, or suspend or terminate the offering of shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the FUND or DISTRIBUTOR acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the FUND.

         2. Issuance and transfer of FUND's shares will be by book entry only. Stock certificates will not be issued to VALIC or ACCOUNT. Shares ordered from FUND will be recorded in an appropriate title for ACCOUNT or the appropriate subaccount of ACCOUNT.

         3. FUND shall furnish same day notice (by wire, telecopier, or telephone followed by written confirmation) to VALIC of any income, dividends or capital gain distributions payable on FUND's shares. VALIC hereby elects to receive all such income, dividends and capital gain distributions of a FUND in the form of additional shares of that FUND. VALIC reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. FUND shall notify VALIC of the number of shares so issued as payment of such dividends and distributions.

         4. (a) FUND agrees to sell to VALIC shares of the FUND which VALIC orders, executing such orders on a daily basis at the net asset value next computed after receipt by FUND or its designee in proper form of the order for the shares of FUND. For purposes of this Section 4(a), VALIC shall be the designee of FUND for receipt of such orders from VALIC and receipt by such designee shall constitute receipt by FUND; provided that FUND receives notice of such order by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which FUND calculates its net asset value pursuant to the rules of the SEC. "Proper form" means that amounts to be invested or redeemed are identified on VALIC's computer system by Participant, Contract and Fund in accordance with VALIC's standard procedures for processing transactions.

                  (b) FUND agrees to redeem for cash (or in kind to the limited extent disclosed in the Fund's prospectus), on VALIC's request, any full or fractional shares of FUND held by VALIC, executing such requests on a daily basis at the net asset value next computed after receipt by FUND or its designee of the request for redemption in proper form. For purposes of this Section 4(b), VALIC shall be the designee of FUND for receipt of requests for redemption from VALIC and receipt by such designee shall constitute receipt by FUND; provided that FUND receives notice of such request for redemption by 9:00 a.m. Eastern time on the next following Business Day.



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                  (c) FUND shall make the net asset value per share available to
VALIC on a daily basis as soon as reasonably practical after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time. If FUND provides VALIC with the incorrect share net asset value information through no fault of VALIC, VALIC on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any error in the calculation of net asset value, dividend and capital gain information (each, a "Pricing Error") greater than or equal to $.01 per share of FUND, shall be reported immediately upon discovery to VALIC. Pricing Errors will be corrected in accordance with the FUND's pricing error policy established by its board of directors.

                  (d) If VALIC requests the purchase of FUND shares, VALIC shall pay for such purchase by wiring federal funds to FUND or its designated custodial account on the day the order is transmitted by VALIC. If VALIC requests a net redemption resulting in a payment of redemption proceeds to VALIC, FUND shall wire the redemption proceeds to VALIC on the day the order is transmitted by VALIC, unless doing so would require FUND to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to VALIC within three business days and FUND shall notify the person designated in writing by VALIC as the recipient for such notice of such delay by 3:00 p.m. Eastern time the same Business Day that VALIC transmits the redemption order to FUND. If VALIC's order requests the application of redemption proceeds from the redemption of shares of one FUND to the purchase of shares of another FUND, FUND shall so apply such proceeds the same Business Day that VALIC transmits such order to FUND.

         5. (a) FUND or ADVISER shall provide VALIC with as many copies of FUND's current prospectus as VALIC may reasonably request. If requested by VALIC in lieu thereof, FUND shall provide such documentation (including a copy of the new prospectus in computer form) and other assistance as is reasonably necessary in order for VALIC once each year (or more frequently if the prospectus for FUND is amended) to have the prospectuses for the Contracts and for the FUND printed together in one document. FUND or ADVISER shall provide VALIC with as many copies of any prospectus supplement as VALIC may reasonably request.

                  (b) Unless otherwise provided herein, all parties to this Agreement shall bear all expenses incident to the performance of their respective duties under this Agreement. FUND will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery, to the extent legally required, of the following FUND (or individual portfolio) documents, and any supplements thereto, to existing variable contract owners of VALIC:


                           (i) prospectuses and statements of additional information;

                           (ii)     annual and semi-annual reports; and

                           (iii)    proxy materials.

VALIC will submit any bills for printing, duplicating and/or mailing costs, relating to FUND documents described above, to FUND for reimbursement by FUND. VALIC shall monitor such costs and shall use its best efforts to control these costs. VALIC will provide FUND on a



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semi-annual basis, or more frequently as reasonably requested by FUND, with a current tabulation of the number of existing variable contract owners of VALIC whose variable contract values are invested in FUND. This tabulation will be sent to FUND in the form of a letter signed by a duly authorized officer of VALIC attesting to the accuracy of the information contained in the letter.

                  (c) At its expense ADVISER will provide VALIC with the following FUND documents, and any supplements thereto, with respect to prospective variable contract owners of VALIC:

                           (i) camera ready copy of the current prospectus for printing by VALIC;

                           (ii) a copy of the statement of additional information suitable for duplication; and

                           (iii)    camera ready copy of the annual and
                                    semi-annual reports for printing by VALIC.

         6. (a) VALIC will furnish, or will cause to be furnished, to ADVISER or its designee, each piece of sales literature or other promotional material in which FUND or ADVISER is named at least fifteen days prior to its intended use. No such material will be used if ADVISER or its designee objects to its use in writing within ten days after receipt of such material.

                  (b) ADVISER or its designee will furnish, or will cause to be furnished, to VALIC, each piece of sales literature or other promotional material in which VALIC is named at least fifteen days prior to its intended use. No such material will be used if VALIC objects to its use in writing within ten days after receipt of such material.

                  (c) FUND and its affiliates and agents shall not give any information or make any representations on behalf of VALIC or concerning VALIC, ACCOUNT, or the Contracts issued by VALIC, other than the information or representations contained in a registration statement or prospectus for such Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for ACCOUNT or prepared for distribution to owners of the Contracts, or in sales literature or other promotional material approved by VALIC or its designee, except with the permission of VALIC.

                  (d) VALIC and its affiliates and agents shall not give any information or make any representations on behalf of FUND or ADVISER or concerning FUND or ADVISER other than the information or representations contained in a registration statement or prospectus for FUND, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by ADVISER or its designee, except with the permission of ADVISER.

                  (e) For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computer facility or service including the Internet, or other public media), sales literature (such as any written communication distributed or made generally available to



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customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts or any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules or the 1933 or 1940 Acts. Notwithstanding the foregoing, the fifteen-day notice requirement of this Section 6 does not apply to FUND registration statements, prospectuses, statements of additional information, reports to shareholders, proxy materials, and any other document filed with the SEC, provided that the reference to VALIC in those documents is limited to: (1) disclosing that VALIC and ACCOUNT are shareholders of FUND; (2) information about the amount of shares held by VALIC and ACCOUNT; (3) disclosing that VALIC purchased seed money shares and information about those shares; and (4) basic information about VALIC such as its address and state of organization.

         7. Compensation and Expenses. In consideration of its providing the administrative and record-keeping services below, VALIC shall be entitled to receive from DISTRIBUTOR and ADVISER, or the FUND, the fees set forth in Exhibit C hereto. The obligation of DISTRIBUTOR and ADVISER, or FUND, to pay VALIC fees and expenses shall continue, notwithstanding the termination of this Agreement, as long as the ACCOUNT holds shares of the FUNDS on behalf of any Contract owner. The administrative and record-keeping services include:

                  (a) responding to inquiries from Contract owners using one or more of the FUNDs as an investment vehicle regarding the services performed by VALIC as they relate to a FUND;

                  (b) providing information to ADVISER and to Contract owners with respect to shares attributable to Contract owner accounts;

                  (c) developing and maintaining a means of identifying and analyzing information relating to contract owners using one or more of the FUNDS as an investment vehicle through computer databases or similar approaches;

                  (d) printing and mailing of shareholder communications from each FUND as may be required;

                  (e) serving as the designee of the FUND for the receipt of orders to purchase and redeem shares of the FUND pursuant to Section 4;

                  (f) cooperating with the FUND, DISTRIBUTOR, ADVISER and governmental authorities in connection with the regulation of the FUNDS and the sale of the shares of the FUNDS;

                  (g) providing data and materials to the FUND needed to maintain the compliance of the FUND with the securities laws; and



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                  (h) communicating directly with Contract owners concerning
FUND operations. FUND or ADVISER shall pay all reasonable out-of-pocket expenses actually incurred by VALIC in connection with the transfer of proxy statements and reports to shareholders.

         8. (a) Except as limited by and in accordance with the provisions of Sections 8(b) and 8(c) hereof, VALIC agrees to indemnify and hold harmless FUND, DISTRIBUTOR and ADVISER and each director of the Board of FUND and officers of FUND and each person, if any, who controls FUND and each of the directors and officers of DISTRIBUTOR or of ADVISER and each person, if any, who controls DISTRIBUTOR or ADVISER within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of VALIC) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Contracts and:

                           (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to VALIC by or on behalf of FUND for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or FUND shares; or

                           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of FUND not supplied by VALIC, or persons under its control) or wrongful conduct of VALIC or persons under its control, with respect to the sale or distribution of the Contracts or FUND shares; or

                           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of FUND, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary



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                                    to make the statements therein not
                                    misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FUND by or on behalf of VALIC; or

                           (iv) arise as a result of any failure by VALIC to substantially provide the services and furnish the materials under the terms of this Agreement; or

                           (v) arise out of or result from any material breach of any representation and/or warranty made by VALIC in this Agreement or arise out of or result from any other material breach of this Agreement by VALIC.

                  (b) VALIC shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to FUND.

                  (c) VALIC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified VALIC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify VALIC of any such claim shall not relieve VALIC from any liability for indemnification which it may have to the Indemnified Party against whom such action is brought other than that liability which may have been incurred solely as a result of the failure to give notice. In case any such action is brought against an Indemnified Party, VALIC shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from VALIC to such party of VALIC's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and VALIC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         9. (a) Except as limited by and in accordance with the provisions of Sections 9(b) and 9(c), ADVISER agrees to indemnify and hold harmless VALIC and each of its directors and officers and each person, if any, who controls VALIC within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of ADVISER) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Contracts and:



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                           (i)      arise out of or are based upon any untrue
                                    statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to ADVISER or FUND or its adviser by or on behalf of VALIC for use in the registration statement or prospectus for FUND or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or FUND shares; or

                           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by ADVISER or FUND or its adviser or persons under their control) or wrongful conduct of FUND or ADVISER or persons under their control, with respect to the sale or distribution of the Contracts or FUND shares; or

                           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to VALIC by or on behalf of FUND; or

                           (iv) arise as a result of (1) a failure by FUND to substantially provide the services and furnish the materials under the terms of this Agreement; (2) a failure by FUND to qualify as a Regulated Investment Company under Subchapter M of the Code; or (3) a failure by FUND to register its shares but only if such registration is required in those states where the FUND is subject to the state securities commission.

                           (v) arise out of or result from any material breach of any representation and/or warranty made by ADVISER in this



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                                       Agreement or arise out of or result from
                                       any other material breach of this
                                       Agreement by ADVISER.

                  (b) ADVISER shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to VALIC.

                  (c) ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ADVISER of any such claim shall not relieve ADVISER from any liability for indemnification which it may have to the Indemnified Party against whom such action is brought other than that liability which may have been incurred solely as a result of the failure to give notice. In case any such action is brought against the Indemnified Parties, ADVISER shall be entitled to participate at its own expense in the defense thereof. ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from ADVISER to such party of ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ADVISER will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         10. (a) Except as limited by and in accordance with the provisions of Sections 10(b) and 10(c), DISTRIBUTOR agrees to indemnify and hold harmless VALIC and each of its directors and officers and each person, if any, who controls VALIC within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 10) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of DISTRIBUTOR) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Contracts and:

                           (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance



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

                                    upon and in conformity with information
                                    furnished to DISTRIBUTOR or FUND or its
                                    adviser by or on behalf of VALIC for use in the registration statement or prospectus for FUND or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or FUND shares; or

                           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by DISTRIBUTOR or FUND or its adviser or persons under their control) or wrongful conduct of FUND or DISTRIBUTOR or persons under their control, with respect to the sale or distribution of the Contracts or FUND shares; or

                           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to VALIC by or on behalf of FUND; or

                           (iv) arise as a result of (1) a failure by FUND to substantially provide the services and furnish the materials under the terms of this Agreement; (2) a failure by FUND to qualify as a Regulated Investment Company under Subchapter M of the Code; or (3) a failure by FUND to register its shares but only if such registration is required in those states where the FUND is subject to the state securities commission.

                           (v) arise out of or result from any material breach of any representation and/or warranty made by DISTRIBUTOR in this Agreement or arise out of or result from any other material breach of this Agreement by DISTRIBUTOR.

                  (b) DISTRIBUTOR shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to VALIC.



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

                  (c) DISTRIBUTOR shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DISTRIBUTOR in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DISTRIBUTOR of any such claim shall not relieve DISTRIBUTOR from any liability for indemnification which it may have to the Indemnified Party against whom such action is brought other than that liability which may have been incurred solely as a result of the failure to give notice. In case any such action is brought against the Indemnified Parties, DISTRIBUTOR shall be entitled to participate at its own expense in the defense thereof. DISTRIBUTOR also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from DISTRIBUTOR to such party of DISTRIBUTOR's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and DISTRIBUTOR will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         11. FUND represents and warrants that FUND shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance, and shall be issued, in compliance in all material respects with applicable law, and that FUND is and shall remain registered under the 1940 Act for so long as required thereunder. FUND further represents and warrants that FUND qualifies as a Regulated Investment Company under Subchapter M of the Code, and will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions), and that FUND will notify VALIC immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. FUND will register and qualify its shares for sale in accordance with the laws of the various states as may be required by law in those states where this FUND is subject to the jurisdiction of the state securities commission.

         12. VALIC represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established ACCOUNT as a segregated asset account under Texas law and has registered ACCOUNT as a unit investment trust under the 1940 Act. VALIC represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.

         13. FUND will provide VALIC with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications which disclose the relationship of the FUND and VALIC or which may have an effect upon the FUND's relationship with VALIC, and all amendments or supplements to any of the above that relate to the FUND promptly after the filing of each such document with the SEC or other regulatory authority. VALIC will provide FUND or its designee with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to ACCOUNT promptly after the filing of each such document with the SEC or other regulatory authority.

         14. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         15. VALIC will provide pass-through voting privileges to all Contract owners so long as the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for variable contract owners. Accordingly, VALIC will vote shares of FUND held in ACCOUNT in a manner consistent with voting instructions timely-received from Contract owners. VALIC will vote shares of FUND held in ACCOUNT for which no voting instructions from Contract owners are timely-received, as well as shares of FUND which VALIC itself owns, in the same proportion as those shares of FUND for which voting instructions from Contract owners are timely-received. Participating Insurance Companies will be responsible for assuring that each of their separate accounts participating in FUND calculates voting privileges in a manner consistent with other Participating Insurance Companies.

         16. FUND, DISTRIBUTOR and ADVISER agree to comply with any applicable state insurance laws or regulations, including cooperating with VALIC in any filings of sales literature for the Contracts, to the extent notified thereof in writing by VALIC, unless such compliance is deemed by FUND, DISTRIBUTOR or ADVISER to be unduly burdensome, in which event any Party may exercise its option to terminate this Agreement under Section 17 hereof, except that such termination shall be effective immediately.

         17. (a) This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein. This Agreement shall supersede the Participation Agreement, dated May 1, 1996, and any amendments, among FUND, ADVISER and VALIC, the ADVISER's interest in which was assigned to DISTRIBUTOR effective April 1, 1998.

                  (b) This Agreement shall terminate automatically in the event of its assignment unless such assignment is made with the written consent of each party.

                  (c) This Agreement shall terminate without penalty at the option of the terminating party in accordance with the following provisions:

                           (i) At the option of each party at any time from the date hereof upon 90 days' advance written notice, unless a shorter time is agreed to by the parties;

                           (ii) At the option of VALIC if FUND shares are not reasonably available to meet the requirements of the Contracts. Notice of election to terminate shall be furnished by VALIC and termination shall be effective ten days after FUND's receipt of said notice unless FUND makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

                           (iii) At the option of VALIC, upon the institution of formal proceedings against FUND by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in VALIC'S reasonable judgment, materially impair FUND'S ability to meet and perform FUND'S obligations and duties hereunder. Prompt notice of election to terminate under this paragraph shall be furnished by VALIC with said termination to be effective upon receipt of notice;

                           (iv) At the option of FUND, upon the institution of formal proceedings against VALIC by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgement or outcome which would, in FUND'S reasonable judgment, materially impair VALIC'S ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

                           (v) At the option of FUND, if (1) FUND shall determine in its sole judgment reasonably exercised in good faith, that VALIC has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the operation or business reputation of FUND and/or ADVISER, (2) FUND shall have notified VALIC in writing of such determination and its intent to terminate this Agreement, and, (3) after consideration of the actions taken by VALIC and any other changes in circumstances since the giving of such notice, the determination of FUND shall continue to apply on the sixtieth (60th) day since giving of such notice, then such sixtieth day shall be the effective date of termination;

                           (vi) At the option of VALIC after having been notified by FUND of a termination or proposed termination of the Investment Advisory Agreement between FUND and ADVISER or its successors, which notice FUND shall provide promptly to VALIC, the effective date of termination of the Agreement to be as determined by VALIC;

                           (vii)    In the event FUND's shares are not
                                    registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares of the FUND as the underlying investment medium of the Contracts issued or to be issued by VALIC. Prompt notice of election to terminate under this paragraph shall be furnished by VALIC with said termination to be effective upon receipt of notice;

                           (viii) At the option of FUND upon a reasonable determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for FUND to continue to operate pursuant to this Agreement. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

                           (ix) At the option of FUND if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if FUND reasonably believes that the Contracts may fail to so qualify. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

                           (x) At the option of VALIC, upon FUND'S breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of VALIC within ten days after written notice of such breach is delivered to FUND;

                           (xi) At the option of FUND, upon VALIC's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of FUND within ten days after written notice of such breach is delivered to VALIC;

                           (xii) At the option of FUND, if the variable contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

                           (xiii) At the option of VALIC, if (1) VALIC shall determine, in its sole judgment reasonably exercised in good faith, that FUND is the subject of material adverse publicity and such material adverse publicity is likely to have a material adverse impact on the sale of the Contracts and/or the operations or business reputation of VALIC, (2) VALIC shall have notified FUND in writing of such determination and its intent to terminate this Agreement, and, (3) after consideration of the actions taken by FUND and any other changes in circumstances since the giving of such notice, the determination of VALIC shall continue to apply on the sixtieth (60th) day since giving of such notice, then such sixtieth day shall be the effective date of termination;

                           (xiv) At the option of VALIC, if VALIC shall determine that it is no longer advisable and in the best interests of Contract owners to utilize the FUND as underlying investment vehicle and VALIC determines to substitute the shares of another investment company for the corresponding shares of FUND in accordance with the terms of the Contracts for which those shares had been selected to serve as the underlying investment media.

                           (xv) At the option of DISTRIBUTOR upon prior written notice in the event that DISTRIBUTOR'S Underwriting Agreement with FUND is terminated and DISTRIBUTOR'S interest in this Agreement has not been assigned to a successor distributor prior to the effective date of the termination of such Underwriting Agreement.

                  (d) No termination of this Agreement (except a termination under Section 17(c)(xiv) immediately above) shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination.

                  (e) Notwithstanding any termination of this Agreement pursuant to Section 17(c) hereof, at the election of VALIC, FUND shall continue to make available additional FUND shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if VALIC elects to have FUND make additional shares available, the owners of the Existing Contracts or VALIC, whichever shall have legal authority to do so, shall be permitted to reallocate investments in FUND, redeem investments in FUND and/or invest in FUND upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 16(c) hereof, VALIC, as promptly as is practicable under the circumstances, shall notify FUND whether VALIC shall elect to continue to have FUND shares made available after such termination. If FUND shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either FUND or VALIC may terminate the Agreement, as so continued pursuant to this Section 16(e), upon prior written notice to the other party such notice to be for a period that is reasonable under the circumstances. In determining whether to elect to continue to have additional FUND shares made available, VALIC shall act in good faith, giving due consideration to the interests of existing shareholders, including holders of Existing Contracts. Notwithstanding the foregoing, FUND shall not be required to make available additional FUND shares if doing so would be prohibited by law.

         18. Any notice shall be sufficiently given when sent by registered or certified mail (return receipt requested) to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to FUND or ADVISER: Founders Asset Management LLC
                                2930 East Third Avenue
                                Denver, CO 80206
                                Attn: General Counsel

         If to VALIC:           The Variable Annuity Life Insurance Company
                                2929 Allen Parkway
                                Houston, TX 77019
                                Attn: Cynthia A. Toles

         If to DISTRIBUTOR:     Premier Mutual Fund Services, Inc.
                                60 State Street, Suite 1300
                                Boston, MA 02109
                                Attn: President
                                (with a copy to General Counsel at same address)

         19. Confidentiality. Each party agrees that all books, records, information and data pertaining to the business of the other parties which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except as may be required by law. This provision shall survive the termination of this Agreement.

         20. This Agreement shall be subject to the provisions of the 1940 Act and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the SEC setting forth such relief.

         21. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas.

         22. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one instrument.

         Executed effective the 1st day of July, 1999.

                                       Founders Funds, Inc.

Attest: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
       ------------------------------     --------------------------------------


                                       Founders Asset Management, LLC

Attest: /s/ KENNETH R. CHRISTOFFERSON  By: /s/ DAVID L. RAY
       ------------------------------     --------------------------------------
                                          David L. Ray
                                          Sr. Vice President-Administration

                                       The Variable Annuity Life
                                       Insurance Company


Attest: /s/ LINDA G. THOMPSON          By: /s/ ROBERT P. CONDON
       ------------------------------     --------------------------------------
       Linda G. Thompson                  Robert P. Condon
                                          Executive Vice President-AGRS

                                       Premier Mutual Fund Services, Inc.


Attest:                                By: /s/ [ILLEGIBLE]
       ------------------------------     --------------------------------------

                                   SCHEDULE A


                                      Funds

The following series of Founders Funds, Inc.:

Founders Growth Fund

                                   SCHEDULE B

                                    Accounts


The Variable Annuity Life Insurance Company
Separate Account A